Exhibit 99.2

InterPrivate Investment Partners V, Inc. Announces Closing of $201.25 Million Initial Public Offering

New York, NY, June 5, 2026 — InterPrivate Investment Partners V, Inc. (the “Company”), a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, announced the closing of its initial public offering of 20,125,000 units, including 2,625,000 units issued pursuant to the exercise of the underwriters’ over-allotment option in full, at a price of $10.00 per unit on June 5, 2026. Total gross proceeds from the offering were $201.25 million before deducting underwriting discounts and commissions and other offering expenses payable by the Company.

The units began trading on The Nasdaq Global Market (“Nasdaq”) under the ticker symbol “IPVVU” on June 4, 2026. Each unit consists of one Class A ordinary share of the Company and one-third of one redeemable public warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share of the Company at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the Nasdaq under the symbols “IPVV” and “IPVVW,” respectively.

Cantor Fitzgerald & Co. acted as the sole book-running manager for the offering. EarlyBirdCapital, Inc. acted as co-manager.

The public offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, Attention: General Counsel, or by email at: prospectus@cantor.com.

A registration statement relating to the securities became effective on June 3, 2026. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About InterPrivate Investment Partners V, Inc.

InterPrivate Investment Partners V, Inc. is a blank check company organized for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The Company is controlled by affiliates of Ahmed M. Fattouh, Chairman and Chief Executive Officer, and is also led by Lex Sokolin, President; Brandon Bentley, General Counsel; Dimitri Goulandris and Nick Krenteras, Directors. The Company intends to leverage its management team’s broad experience and relationships across private equity, technology and digital assets to identify and consummate an initial business combination with a high-quality target business that can benefit from access to the public capital markets and from the experience, relationships and execution capabilities of its sponsor and management team. The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds from the offering. No assurance can be given that the net proceeds of the offering will be used as indicated, or that the Company will ultimately complete a business combination transaction. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website, at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

InterPrivate Investment Partners V, Inc.

Brandon Bentley

bbentley@interprivate.com

info@interprivate.com

www.interprivate.com